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                                                                    Exhibit 10.5

                               PBOC HOLDINGS, INC.
                         DEFERRED COMPENSATION PLAN FOR
                              CERTAIN KEY EMPLOYEES


        A. PARTICIPANTS. Any key employee ("Employee") of PBOC Holdings, Inc. ("Corporation"), or any wholly owned subsidiary of the Corporation ("Subsidiary"), including People's Bank of California (the "Bank") who has been designated as eligible to participate under this plan ("Plan") by the Board of Directors of the Corporation ("Board"), may elect to become a participant ("Participant") under the Plan by filing written notice ("Notice") with the Corporation or a Subsidiary of the Corporation for whom the Employee performs his services ("Employer"), in the form prescribed by the Board.

        B. DEFERRED COMPENSATION. Any Participant may elect, in accordance with Section E of this Agreement, to defer annually the receipt of a portion of the compensation otherwise payable to him by an Employer in any calendar year, which portion shall be designated by him but shall not exceed an amount, if any, previously approved by the Board in writing. Any compensation deferred pursuant to this Section shall be recorded by the Corporation in a deferred compensation account ("Account") maintained in the name of the Participant, which account shall be credited on each date for payment of compensation, in accordance with the Employer's normal practices, with a dollar amount equal to
               (a) the total amount of compensation deferred during a calendar year under the Plan, divided by (b) the total number of such dates for payment occurring during the calendar year.

                    The Corporation shall furnish each Participant with an
               annual statement of his Account. The Corporation shall also credit interest or other earnings on investment of amounts in an Account to the Account on the date received until final distribution of the account pursuant to Section 4 of the Plan. The amount of compensation that a Participant elects to defer under this Section will remain constant until suspended or modified by the filing of another election with the Corporation by a Participant in accordance with Section 5 of the Plan.

        C. INVESTMENT OF DEFERRED AMOUNTS. In connection with the adoption of this Plan, the Corporation is adopting a trust pursuant to Section F. All amounts credited to an Account shall be invested in accordance with the terms of such trust. A Participant shall be entitled to the value of the assets relating to a Participant's Account (including any earnings and investment appreciation or depreciation thereon) which are acquired with amounts deferred under this Plan as reflected in a Participant's Account balance under such trust as of the date of any distribution made pursuant to the terms of this Plan. All amounts deferred under this Plan and distributed pursuant to Section D shall be in the form of common stock of the Corporation or any successor thereto.

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        D.     DISTRIBUTION.

               1. Unless otherwise agreed to by the Corporation and a Participant in writing at the time a Participant makes an election to defer compensation pursuant to Section E, the Corporation shall pay the the Participant all amounts credited to the Participant's Account as of the date of the Participant's termination of service or employment with Corporation and all other Employers for reasons other than death.

               2. Upon termination of a Participant's service or employment with the Corporation and all other Employers by reason of his death, the Participant's designated beneficiary or beneficiaries will be entitled to receive all other amounts credited to the Account of the Participant as of the date of his death. Said amounts shall be payable in a lump sum.

               3. Upon the death of the Participant prior to complete distribution to him of the entire balance of his Account (and after the date of termination of his service or employment with the Corporation and all other Employers), the balance of his Account on the date of his death shall be payable to the Participant's designated beneficiary or beneficiaries pursuant to paragraph (4) of this Section.

               4. Unless the otherwise agreed to by the Corporation and a Participant in writing as contemplated by Section D(1) hereinabove, the Corporation, shall direct distribution of the amounts credited to a Participant's Account, including earnings and investment return pursuant to Section C, to a Participant or his beneficiary or beneficiaries pursuant to the preceding paragraphs of this Section, in a lump sum. Distribution shall be made on the first day of the month next following:

                       a. the date upon which the Participant's service or employment with the Corporation terminates in the event of a distribution pursuant to paragraphs (1) or (2) of this Section; or

                       b. the date of the Participant's death in the event of a distribution pursuant to paragraph (3) of this Section.

        E. ELECTION TO DEFER COMPENSATION. The Notice by which a Participant elects to defer compensation as provided in this Agreement shall be in writing, signed by the Participant, and delivered to the Corporation prior to January 1 of the calendar year in which the compensation to be deferred is otherwise payable to the Participant; provided, however, for the first year that this Plan is in effect, a Participant may elect to defer compensation to which the Participant may become entitled in the future under any employment agreement in effect with the Corporation or the Bank as of the date of

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               adoption of this Plan by the Board by providing the Corporation written notice of such of the Participant's intent to defer on or before April 30, 1998. Such election (and any subsequent election) will continue until suspended or modified in a writing delivered by the Participant to the Corporation, which new election shall only apply to compensation otherwise payable to the Participant after the end of the calendar year in which such election is delivered to the Corporation. Any deferral election made by the Participant shall be irrevocable with respect to any compensation covered by such election, including the compensation payable in the calendar year in which the election suspending or modifying the prior election is delivered to the Corporation.

        F.     PARTICIPANT'S RIGHTS UNSECURED.

               1. The right of the Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Corporation, and neither the Participant nor his designated beneficiary shall have any rights in or against any amount credited to his Account or any other specific assets of the Corporation. All amounts credited to an Account shall constitute general assets of the Corporation and may be disposed of by the Corporation at such time and for such purposes as it may deem appropriate. An Account may not be encumbered or assigned by a Participant or any beneficiary.

               2. To fund its obligations under the Plan, the Corporation may elect to form a trust, or to utilize a preexisting trust to purchase and hold the alternative forms of assets, including shares of stock of the Corporation, subject to compliance with all applicable securities laws. If the Corporation elects to use a trust to fund its obligations under the Plan, a Participant shall have no right to demand the transfer to him of stock or other assets from the Corporation, or from such a trust formed or utilized by the Corporation. Any assets held in a trust, including shares of stock of the Corporation, may be distributed to a Participant at the value thereof determined by the Board (or the Executive Committee thereof) as aforesaid in payment of part or all of the Corporation's obligations under the Plan. The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Corporation or any assets of the Bank. All amounts credited to the account of Participants, whether or not held in a trust, shall constitute general assets of the Corporation and may be disposed of by the Bank at such time and for such purposes as it may deem appropriate.

        G. AMENDMENTS TO THE PLAN. The Board may amend the Plan at any time, without the consent of the Participants or their beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of the credits to his Account, or of any rights to which he would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment.

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        H.     TERMINATION OF THE PLAN. The Board may terminate the Plan at any time. Upon termination of the Plan, distribution of the credits to a Participant's Account shall be made in the manner and at the time heretofore prescribed; provided that no additional credits shall be made to the Account of a Participant following termination of the Plan other than earnings, investment appreciation or depreciation thereon credited pursuant to Section C.

        I. EXPENSES. Costs of administration of the Plan will be paid by the Corporation and/or by such of its Subsidiaries with Employees participating in the Plan as may be determined by the Board.

        J. NOTICES. Any notice or election required or permitted to be given hereunder shall be in writing and shall be deemed to be filed:

               1. on the date it is personally delivered to the Secretary of the Corporation or a Subsidiary, as the case may be; or

               2. three business days after it is sent by registered or certified mail, addressed to such Secretary at PBOC Holdings, Inc., 5900 Wilshire Boulevard, Los Angeles, California 90036.

        K. NO GUARANTEE OF BENEFITS. Nothing contained in the Plan shall constitute a guaranty by the Corporation or the Bank or any other person or entity that the assets of the Corporation or the Bank will be sufficient to pay any benefit hereunder.

        L. NO ENLARGEMENT OF EMPLOYEE RIGHTS. No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Corporation or the Bank.

        M. SPENDTHRIFT PROVISION. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

        N. APPLICABLE LAW. The Plan shall be construed and administered under the laws of the State of California.

        O. INCAPACITY OF RECIPIENT. If any person entitled to a distribution under the Plan is deemed by the Corporation or the Bank to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have

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               been made by a duly appointed guardian or other legal
               representative of such person, the Corporation or the Bank may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Corporation or the Bank and the Plan therefor.

        P. CORPORATE SUCCESSORS. The Plan shall not be automatically terminated by a transfer or sale of assets of the Corporation or the Bank or by the merger or consolidation of the Corporation or the Bank into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section H.

        Q. UNCLAIMED BENEFIT. Each Participant shall keep the Corporation informed of his current address and the current address of his designated beneficiary. The Corporation shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Corporation within three
               (3) years after the date on which payment of the Participant's account may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three year period has elapsed, or, within three years after the actual death of a Participant, the Corporation is unable to locate any designated beneficiary of the Participant, then the Corporation shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

        R. LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, neither the Corporation nor the Bank nor any individual acting as employee or agent of the Corporation or the Bank shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.


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